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                                UNITED STATES
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                              SCPIE HOLDINGS INC.
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SEC 1913 (3-99)


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SCPIE HOLDINGS INC.

       N E W S   R E L E A S E

Contact:

(Investors) Patrick Lo                    (Media)  Howard Bender
            Senior Vice President and CFO          Vice President/Communications
            SCPIE Holdings Inc.                    SCPIE Holdings Inc.
            310/557-8711                           310/551-5948
            e-mail: plo@scpie.com                  e-mail:hbender@scpie.com


            Cecilia A. Wilkinson
            Pondel/Wilkinson Group
            310/207-9300
            e-mail: cwilkinson@pondel.com

                    SCPIE HOLDINGS NOMINATES J. HYATT BROWN
                            FOR BOARD OF DIRECTORS

     Los Angeles, California - April 5, 2000 - SCPIE Holdings Inc. (NYSE:SKP), one of the nation's major providers of medical malpractice insurance, has announced the nomination of J. Hyatt Brown to serve on its Board of Directors. Brown will stand for election at the company's upcoming May 11 Annual Meeting and would fill a position left vacant by the retirement of Allan K. Briney MD, 78, who has served as a director since the company's inception in 1976.

     Brown, 62, is Chairman, President and Chief Executive Officer of Florida-based Brown & Brown, Inc. (NYSE:BRO), one of the nation's most respected independent insurance agencies. He served as Speaker of the Florida House of Representatives from 1978 to 1980, and as a member of the House from 1972 to 1980. Brown serves on the Boards of Directors of BellSouth Corporation (NYSE:BLS), FPL Group Inc. (NYSE:FPL), International Speedway Corporation (Nasdaq:ISCA), Rock-Tenn Company (NYSE:RKT) and SunTrust Banks, Inc. (NYSE:STI). He is also a trustee of Stetson University in Florida.

                                    (more)



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SCPIE Holdings Inc.
2-2-2

     "We are extremely pleased at the prospect of adding J. Hyatt Brown to our Board of Directors," said Donald J. Zuk, SCPIE's President and Chief Executive Officer, who is also a director. "We look forward to benefiting from the counsel he will bring to our company from his perspective as a successful leader in the insurance industry, as well as from his wide experience as an adviser to some of our nation's most significant enterprises."

     Zuk added: "We also want to acknowledge the long and dedicated service Dr. Briney has given to SCPIE. Since our company's founding, Dr. Briney has been an advocate of quality and economical professional liability insurance to meet the changing needs of the medical community."

     Brown is one of five nominees for election to the Board to serve a three-year term. Also nominated are continuing directors Henry Gluck, 71; Willis
T. King Jr., 55; Harriet M. Opfell MD, 75; and Reinhold A. Ullrich MD, 72.

     SCPIE Holdings Inc. is one of the nation's leading providers of medical malpractice insurance, based on direct premiums written in 1999. SCPIE currently insures more than 14,500 physicians, dentists, oral and maxillofacial surgeons, and other providers practicing alone or in medical groups, clinics or other healthcare organizations. The company also insures a variety of healthcare facilities, including hospitals, emergency departments, outpatient surgery and hemodialysis centers, and clinical and pathology laboratories.

                                      ###

      In addition to historical information, this news release contains forward-looking statements that are based upon the company's estimates and expectations concerning future events and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Actuarial estimates of losses and loss expenses and expectations concerning the company's ability to retain its current insureds and to expand its product lines and its business in existing and into new geographical areas, including through the Brown & Brown affiliation, are dependent upon a variety of factors, including future economic, competitive and market conditions, future legislative and regulatory changes and the cyclical nature of the property and casualty industry, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the company. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as representation by the company or any other person that the company's objectives or plans will be realized.